Exhibit 23.2

DeGolyer and MacNaughton
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

December 16, 2009

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas  78258

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Petroleum Corporation,”  “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Energy Partners, L.P.,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P.,” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation Special Case,” in the Registration Statement on Form S-3 of Abraxas Petroleum Corporation dated December 16, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton